Exhibit 99.1

Aldeyra Therapeutics Announces Stock Sales to

Perceptive Advisors and Avidity Partners

Gross Proceeds of Approximately $19.5 Million from At-the-Market Offering Program Sufficient to Extend Operations Through the End of 2022, Including Potential New Drug Application (NDA)

Approvals for Reproxalap in Dry Eye Disease and Allergic Conjunctivitis, Based on Current Operating Plans

LEXINGTON, Mass., July 14, 2020 – Aldeyra Therapeutics, Inc. (Nasdaq: ALDX) (Aldeyra), a biotechnology company devoted to development of next-generation medicines to improve the lives of patients with immune-mediated diseases, today announced block sales of an aggregate of 4,580,361 shares of common stock to Perceptive Advisors, LLC and Avidity Partners Management LP, two leading healthcare-focused investment funds, under Aldeyra’s previously announced at-the-market offering program. The shares were sold for a price of $4.25 per share. Aggregate gross proceeds, before deducting commissions, were approximately $19.5 million. The sales completed Aldeyra’s previously disclosed at-the-market offering program and no further sales will be made under this program. Jefferies, LLC served as sales agent under the at-the-market offering program.

Aldeyra anticipates using the net proceeds from the sales for the continued development of the company’s lead compound reproxalap and other product candidates, as well as for debt maintenance, working capital, and other general corporate purposes. Based on current operating plans, cash, cash equivalents, and marketable securities are sufficient to fund operations through the end of 2022, including potential NDA approvals for reproxalap, a first-in-class topical ocular reactive aldehyde species (RASP) inhibitor, in dry eye disease and allergic conjunctivitis, assuming positive clinical trial results, and planned NDA submissions, acceptances, and approvals. Use of proceeds are also expected to include the continuation of Part 1 of the Phase 3 GUARD Trial for proliferative vitreoretinopathy, a rare retinal disease with no approved therapy, and Phase 2 clinical testing of ADX-629, an orally administered RASP inhibitor, in inflammatory diseases.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the company’s common stock nor shall there be any sale of such common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aldeyra Therapeutics

Aldeyra Therapeutics is a clinical-stage biotechnology company focused on the development of novel therapies with the potential to improve the lives of patients with immune-mediated diseases. Two of the company’s lead compounds, reproxalap and ADX-629, target reactive aldehyde species (RASP), which are elevated in ocular and systemic inflammatory disease, leading to elevated levels of cytokine release via activation of a broad array of inflammatory factors, including NF-ÎºB, inflammasomes, and Scavenger Receptor A. Reproxalap is being evaluated in Phase 3 clinical trials in patients with dry eye disease and allergic conjunctivitis. The company’s clinical pipeline also includes ADX-2191, a dihydrofolate reductase inhibitor in Phase 3 testing for proliferative vitreoretinopathy, and ADX-1612, a chaperome inhibitor in Phase 2 testing for COVID-19 and ovarian cancer. For more information, visit https://www.aldeyra.com/ and follow us on LinkedIn, Facebook, and Twitter.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated use of proceeds from the financing that is the subject of this release; the sufficiency of the company’s cash, cash equivalents and marketable securities; and potential clinical outcomes from the company’s trials in dry eye disease and allergic conjunctivitis. Aldeyra intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “on track,” “scheduled,” “target,” “design,” “estimate,” “predict,” “potential,” “aim,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. All of Aldeyra’s development timelines may be subject to adjustment depending on recruitment rate, regulatory review, preclinical and clinical results, and other factors that could delay the initiation or completion of clinical trials. As a result of the COVID-19 pandemic, clinical site availability, staffing, and patient recruitment have been negatively affected and the timelines to complete our clinical trials may be delayed. Important factors that could cause actual results to differ materially from those reflected in Aldeyra’s forward-looking statements include, among others, the timing of enrollment, commencement and completion of Aldeyra’s clinical trials, the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; updated or refined data based on Aldeyra’s continuing review and quality control analysis of clinical data, Aldeyra’s ability to design clinical trials with protocols and endpoints acceptable to applicable regulatory authorities; delay in or failure to obtain regulatory approval of Aldeyra’s product candidates; the ability to maintain regulatory approval of Aldeyra’s product candidates, and the labeling for any approved products; the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or trials involving Aldeyra’s product candidates; the scope, progress, expansion, and costs of developing and commercializing Aldeyra’s product candidates; the current and potential future impact of the COVID-19 pandemic on our business, results of operations and financial position; uncertainty as to Aldeyra’s ability to commercialize (alone or with others) Aldeyra’s product candidates following regulatory approval, if any; the size and growth of the potential markets and pricing for Aldeyra’s product candidates and the ability to serve those markets; Aldeyra’s expectations regarding Aldeyra’s expenses and revenue, the sufficiency or use of Aldeyra’s cash resources and needs for additional financing; political, economic, legal, social and health risks, including the recent COVID-19 outbreak and subsequent public health measures, that may affect Aldeyra’s business or the global economy; the rate and degree of market acceptance of any of Aldeyra’s product candidates; Aldeyra’s expectations regarding competition; Aldeyra’s anticipated growth strategies; Aldeyra’s ability to attract or retain key personnel; Aldeyra’s limited sales and marketing infrastructure; Aldeyra’s ability to establish and maintain development partnerships; Aldeyra’s ability to successfully integrate acquisitions into its business; Aldeyra’s expectations regarding federal, state and foreign regulatory requirements; regulatory developments in the United States and foreign countries; Aldeyra’s ability to obtain and maintain intellectual property protection for its product candidates; the anticipated trends and challenges in Aldeyra’s business and the market in which it operates; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2019 and Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional factors may be set forth in those sections of Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, expected to be filed with the SEC in the third quarter of 2020.

In addition to the risks described above and in Aldeyra’s other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra’s results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Corporate Contact:	Investor & Media Contact:
David McMullin	Scott Solomon
Aldeyra Therapeutics, Inc.	Sharon Merrill Associates, Inc.
Tel: 781-761-4904 ext. 218	Tel: 617-542-5300
dmcmullin@aldeyra.com	ALDX@investorrelations.com